UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2012, Corning Natural Gas Corporation ("Corning") entered agreements with Five Star Bank pursuant to two Promissory Notes (together, the "Notes") in the amount of $250,000 each. Each Note will be payable monthly for five years at the fixed interest rate of 4.46% per annum. At that time, the Notes will have the option to be paid-in-full, refinanced or remain in place for an additional five years with a new effective rate established at that time. The purpose of these Notes is to fund construction of two major projects.

Any amounts due under the Note will become immediately due and payable in the event of default, as defined in the Note, and are secured by agreements dated August 13, 2012. The Notes also contain customary representations, warranties and covenants made by the parties.

The foregoing description of the Notes is not complete and is qualified in its entirety by the full and complete terms, is attached as Exhibits 10.1 and 10.2 to this current report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Promissory Note between Corning Natural Gas Corporation and Five Star Bank

10.2 Promissory Note between Corning Natural Gas Corporation and Five Star Bank

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: August 15, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note between Corning Natural Gas Corporation and Five Star Bank
10.2	Promissory Note between Corning Natural Gas Corporation and Five Star Bank